UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2014

Shire plc
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(Exact name of registrant as specified in its charter)

Jersey, Channel Islands
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(State or other jurisdiction of incorporation)

0-29630                                                  98-0601486
(Commission File Number)                (IRS Employer Identification No.)

5 Riverwalk, Citywest Business Campus, Dublin
24, Republic of Ireland
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(Address of principal executive offices)                              (Zip code)

Registrant's telephone number, including area code               +353 1 429 7700

_________________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.f13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     On April 29, 2014 the shareholders of Shire plc (the “Company”) voted at the Company’s annual general meeting to adopt a resolution to increase the Company’s borrowing powers. The resolution, which has the effect of raising the borrowing limit under the Company’s Articles of Association, became effective on April 29, 2014 and is summarized below:

•	Increase in the Company’s borrowing powers

Article 107 of the Company’s Articles of Association required the Company’s directors to restrict group borrowings to US$4,000,000,000 or less. Following the annual general meeting, this limit has increased to US$12,000,000,000.

     The above description is qualified in its entirety by reference to the full text of the Company’s Articles of Association, a copy of which is filed herewith as Exhibit 3.1 and incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

     The Company has issued a press release announcing the results of the annual general meeting which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

                  (d)  Exhibits.  The following exhibit is filed herewith:

3.1	Articles of Association of Shire plc

99.1	Press Release dated April 29, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIRE PLC
By:	/s/ T May
	Name:	Tatjana May
	Title:	General Counsel

Dated: April 29, 2014

EXHIBIT INDEX

Number	Description
3.1	Articles of Association of Shire plc

99.1	Press Release dated April 29, 2014